UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2008

NATIONAL INVESTMENT MANAGERS INC.
(Exact name of registrant as specified in its charter)

Florida	000-51252	59-2091510
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

485 Metro Place South, Suite 275, Dublin, Ohio 43017
(Address of principal executive offices) (zip code)

614-923-8822
(Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York 10005
Telephone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Subordinated Senior Financing

National Investment Managers Inc. (the “Company”) entered into a Securities Purchase and Loan Agreement (the “Subordinated Senior Agreement”) with Woodside Capital Partners IV, LLC, Woodside Capital Partners IV QP, LLC, and Woodlands Commercial Bank (f/k/a Lehman Brothers Commercial Bank) (collectively, the “Subordinated Senior Lenders”) and Woodside Agency Services, LLC, as collateral agent on November 30, 2007. Pursuant to the Subordinated Senior Agreement, the Company issued and sold Senior Secured Notes due January 31, 2011 (the “Subordinated Senior Notes”) and common stock purchase warrants (the “Subordinated Senior Warrants”) to purchase an aggregate of 11,485,578 shares of common stock at varying exercise prices of $0.50, $1.00 and $1.50. On November 3, 2008, Woodside Capital Partners V, LLC and Woodside Capital Partners V QP, LLC (“Woodside Purchasers”) acquired all of the Subordinated Senior Notes and Subordinated Senior Warrants held by Woodlands Commercial Bank (f/k/a Lehman Brothers Commercial Bank) (“Lehman”). Concurrent with the sale of the Subordinated Senior Notes and Subordinated Senior Warrants by Lehman, the Company and the Woodside Purchasers entered into a side letter agreement whereby the Woodside Purchasers agreed that in the event that a capital transaction is consummated on or prior to May 4, 2009, the Woodside Purchasers shall surrender each of the assigned Subordinated Senior Warrants held by it to the Company for cancellation and forfeit its right to receive its portion of the conditional interest payment and fee arrangement assigned to it by Lehman.

IBF Fund Liquidating, LLC

On November 1, 2005, the Company entered into an Asset Purchase Agreement (the "Agreement") with American Benefit Resources, Inc., a Connecticut corporation ("ABR") pursuant to which the Company acquired all of the assets of ABR. In consideration for the assets, the Company paid ABR $8,000,000 in cash, issued to IBF Fund Liquidating, LLC (“IBF”), ABR's parent company, 671,141 shares of common stock (the "ABR Shares") and assumed various liabilities. Duncan Capital Group LLC and DCI Master LDC (“Optionees”) entered into a put agreement with IBF whereby Optionees may become obligated, between the second and third anniversaries of the closing of the acquisition, to purchase, for up to $1 million, the ABR Shares. On December 20, 2006, the Company and the Optionees entered into an agreement (the “Optionee Agreement”) pursuant to which the Company agreed to make a payment to the Optionees of $1.49 less the market value per share for each share purchased by the Optionees from IBF in the event that IBF exercise their put with the Optionees. On November 30, 2007, the Company and the Optionees entered into an amendment to the Optionee Agreement whereby the Optionees’ provided the Company with the rights to acquire the shares from IBF in the event that the shares are put to the Optionees. IBF exercised their put rights and in accordance with the above agreements and on November 4, 2008 the Company acquired the 671,141 shares of common stock from IBF in consideration of the payment of $1,000,000.

Consulting Arrangements

In consideration of Woodside Capital Partners IV, LLC’s, Woodside Capital Partners IV QP, LLC’s, Woodside Capital Partners V, LLC’s and Woodside Capital Partners V QP, LLC’s (collectively, the “Woodside Holders”) support of the Company’s capital requirements and the Woodside Holders’ assistance with the Company’s evaluation and implementation of its strategic objectives, the Company and the Woodside Holders entered into a side letter whereby the Company agreed that, in the event that a capital transaction is consummated on or prior to May 4, 2009, the Company will pay to the Woodside Holders a consulting fee of $1,000,000.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable

(c)  Shell company transactions.

Not applicable

(d) Exhibits

Exhibit No.	Description of Exhibit

4.1
Letter Agreement entered into by and between National Investment Managers Inc., Woodside Capital Partners V, LLC, Woodside Capital Partners V QP, LLC, Woodside Capital Partners IV, LLC, Woodside Capital Partners IV QP, LLC and Woodside Agency Services LLC

4.2
Letter Agreement entered into by and between National Investment Managers Inc., Woodside Capital Partners V, LLC, Woodside Capital Partners V QP, LLC, Woodside Capital Partners IV, LLCc and Woodside Capital Partners IV QP, LLC

10.1	Stock Transfer Agreement dated November 3, 2008 among IBF Fund Liquidating LLC, National Investment Managers Inc., DCI Master LDC and Duncan Capital Group LLC

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL INVESTMENT MANAGERS INC.

Dated: November 5, 2008	By: /s/ Steven Ross
Name: Steven Ross
Title: Chief Executive Officer